UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On May 9, 2013, Hardinge Inc. (the “Company”), Usach Technologies, Inc., a wholly-owned subsidiary of the Company (“Usach”) and Cherry Acquisition Corporation, a wholly-owned subsidiary of the Company (“CAC”, and together with Usach and the Company, the “Revolving Credit Borrowers”) refinanced and extended the Company’s existing revolving credit financing by entering into an amended and restated revolving credit agreement with M&T Bank pursuant to which M&T Bank provides a five-year $25,000,000 secured revolving loan and letter of credit facility to the Revolving Credit Borrowers which matures on May 1, 2018 (“Revolving Credit”).  The interest rate on the Revolving Credit is determined from a pricing grid with London Interbank Offered Rate (“LIBOR”) and base rate options based on the Company’s leverage ratio and is initially set at LIBOR plus 2.75% per annum.

Also on May 9, 2013, the Company and Hardinge Holdings GmbH (“Holdings GmbH”, and together with the Company, the “Term Loan Borrowers”) entered into a term loan agreement with M&T Bank pursuant to which M&T Bank provided a five-year $23,000,000 secured term loan to the Term Loan Borrowers (“Term Loan”).  Scheduled principal payments of $1.5 million, $2.5 million, $4.0 million, $4.0 million and $4.0 million are required during the first five years of the Term Loan with the remaining balance payable on the maturity date of May 9, 2018.  The Company is jointly and severally liable for all Term Loan borrowings.  Holdings GmbH is only liable for Term Loan borrowings made directly to Holdings GmbH.  The interest rate on the Term Loan is determined from a pricing grid with LIBOR and base rate options based on the Company’s leverage ratio and is initially set at LIBOR plus 2.75% per annum.

The Revolving Credit is secured by (i) liens on all of the Company’s U.S. assets (exclusive of real property); (ii) a pledge of 65% of the Company’s investment in Holdings GmbH; (iii) a negative pledge on the Company’s headquarters in Elmira, New York; (iv) liens on all of the personal property assets of Usach, CAC and Hardinge Technology Systems Inc., a wholly-owned subsidiary and owner of the real property comprising the Company’s world headquarters in Elmira, New York (“Technology”); and (v) negative pledges on the intellectual property of the Revolving Credit Borrowers and Technology.  The Revolving Credit is guaranteed by Technology.

The Term Loan is secured by the same collateral as the Revolving Credit and is guaranteed by Usach, CAC and Technology.

The loan agreements for the Revolving Credit and Term Loan have financial covenants requiring a minimum fixed charge coverage ratio of not less than 1.15 to 1.00 (tested quarterly on a rolling four-quarter basis), a maximum consolidated total leverage ratio of 3.0 to 1.0 (tested quarterly on a rolling four-quarter basis), and maximum annual consolidated capital expenditures of $10,000,000.  The loan agreements for the Revolving Credit and Term Loan also contain such other representations, affirmative and negative covenants, prepayment provisions and events of default that are customary for these types of transactions.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: May 15, 2013	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer